EXHIBIT 21



                                      SUBSIDIARIES OF THE REGISTRANT

                                                               State of
Name under which Subsidiary does Business                      Incorporation

Aspen Investment Alliance, Inc.                                Colorado
BMS On-Line Services, Inc.                                     Massachusetts
Data Link Systems, LLC                                         Wisconsin
FIserv CIR, Inc.                                               Delaware
FIserv Federal Systems, Inc.                                   Delaware
FIserv Fresno, Inc.                                            California
FIserv Government Services, Inc.                               Delaware
FIserv Joint Venture, Inc.                                     Delaware
Fiserv Solutions, Inc.                                         Wisconsin
FIserv (Europe) Ltd.                                           United Kingdom
FIserv (ASPAC) Pte., Ltd.                                      Singapore
First Retirement Marketing, Inc.                               Colorado
First Trust Corporation                                        Colorado
Information Technology, Inc.                                   Nebraska
Lincoln Trust Company                                          Colorado
The Affinity Group, Inc.                                       Colorado
Bankers Pension Services, Inc.                                 California
Fiserv Solutions of Canada Inc.                                Ontario